Exhibit 10.5

SECOND AMENDED AND RESTATED
REVOLVING PROMISSORY NOTE
CONSTRUCTION MORTGAGE LOAN

MAY 16, 2003	Loan No.____________

          WHEREAS, NTS/VIRGINIA DEVELOPMENT COMPANY (“NTS/Virginia”), a Virginia corporation, and NTS/LAKE FOREST II RESIDENTIAL CORPORATION, a Kentucky corporation (“NTS/Lake Forest II”; NTS/Virginia and NTS/Lake Forest II are sometimes hereinafter collectively referred to as the “Borrowers”) granted to THE PROVIDENT BANK (“Bank”) a First Amended and Restated Revolving Promissory Note Construction Mortgage Loan in the maximum amount of available credit of Eighteen Million and 00/100 Dollars ($18,000,000.00) dated October 31, 2000 (“Revolving Note”), which Revolving Note consolidated two (2) prior Notes, the first in the original principal amount of $10,700,000 dated December 30, 1997 between Borrowers and Bank, and that certain Revolving Promissory Amended and Restated Note dated January 6, 1998, made by NTS/Lake Forest II payable to the order of Bank of Louisville in the original principal amount of $8,000,000, which Amended and Restated Note has been assigned and endorsed over to Bank; and

          WHEREAS, Borrower has requested and Bank has agreed to provide for an amendment to the maximum permitted outstanding balance under the Revolving Note, to extend the maturity date of the Revolving Note and to permit use of the Revolving Note to repay the existing debt on the Lake Forest Golf and Country Club; and

          WHEREAS, for the convenience of Borrower and Bank, the parties have agreed to amend and restate the Revolving Note in its entirety hereunder (“Amended and Restated Note”), which amendment and restatement shall in no manner constitute a repayment, satisfaction or novation of the indebtedness evidenced by the Revolving Note or the two (2) notes consolidated under the Revolving Note, which indebtedness shall remain outstanding for all purposes hereunder from December 30, 1997 and January 6, 1998.

          NOW THEREFORE, Borrower grants this Amended and Restated Note under the following terms:

          FOR VALUE RECEIVED, the undersigned, NTS/VIRGINIA DEVELOPMENT COMPANY (“NTS/Virginia”), a Virginia corporation, and NTS/LAKE FOREST II RESIDENTIAL CORPORATION, a Kentucky corporation (“NTS/Lake Forest II”; NTS/Virginia and NTS/Lake Forest II are sometimes hereinafter collectively referred to as the “Borrowers”), hereby jointly and severally promise to pay to the order of THE PROVIDENT BANK (“Bank”), an Ohio banking corporation, the principal sum of TWELVE MILLION AND 00/100 DOLLARS ($12,000,000.00), or so much thereof as is disbursed by Bank pursuant to the provisions hereof, together with interest on the unpaid balance thereto at the rate per annum set forth below computed daily on the basis of a three hundred sixty (360) day year for the actual number of days elapsed in the three hundred sixty-five (365) day year.

          So long as this Amended and Restated Note shall remain outstanding, interest accrued on the unpaid principal balance shall be paid monthly on the first (1st) day of each month, commencing on June 1, 2003, and principal shall be due and payable, while Borrowers are not in default under this Amended and Restated Note or under the other loan documents executed in connection herewith or given as collateral security for this Amended and Restated Note (including, but not limited to, the Amended and Restated Development and Construction Loan Agreement, as modified (“Loan Agreement”), Deed of Trust and Security Agreement, as amended, Mortgage and Security Agreement, as amended, Security Agreement, as amended, Assignment of Leases and Rents, as amended, Security Agreement dated of even date herewith and various UCC financing and fixture statements (collectively, “Loan Documents”), in accordance with the terms of the Loan Agreement. The unpaid principal balance hereof plus accrued interest and other charges shall be due and payable in full on December 31, 2007 (“Maturity Date”), unless demand for repayment of the entire indebtedness is made by Bank prior to such Maturity Date pursuant to the provisions set forth below.

          This Amended and Restated Note shall bear interest on the unpaid principal balance from time to time outstanding from date hereof until final maturity at a rate per annum equal to one percent (1%) in excess of the “Prime Rate,” as defined herein, charged by Bank from time to time (the “Interest Rate”), or at such lesser rate per annum as shall be the maximum rate legally enforceable. In the event of a change in such Prime Rate, the new rate shall become effective on the date such Prime Rate changes. “Prime Rate” is that annual percentage of interest which is announced by Bank from time to time, which is in effect until a new rate is announced and which provides a base to which loan rates may be referenced. Bank shall notify Borrowers in writing of any change in the Prime Rate through its normal billing process.

          In addition to the other charges and the interest to be paid under this Amended and Restated Note, Borrowers shall pay to Bank, at the time of each release of an individual parcel from the lien and operation of the Deed of Trust and/or Mortgage securing this Amended and Restated Note, all costs associated with such release, including legal, survey, and recording fees.

          Principal and interest payments shall be made in lawful money of the United States of America to Bank at One East Fourth Street, Cincinnati, Ohio 45202, or such other address as Bank may give to Borrowers, in immediately available funds to Bank.

          This Amended and Restated Note is given in connection with a certain revolving credit mortgage loan (“Loan”) extended originally on December 30, 1997 and January 6, 1998 by Bank to Borrowers in accordance with the terms of the Loan Agreement, for the purpose of the continued development of a residential and golf course community in Spotsylvania County, Virginia, known as Fawn Lake, and a residential and golf course community in Jefferson County, Kentucky, known as Lake Forest (collectively, the “Projects”).

          1.     REVOLVING CREDIT AND REPAYMENT. Subject to the conditions hereof and until December 31, 2007 (or such earlier date in the event Bank shall have declared this Amended and Restated Note to be due and payable), Borrowers shall be entitled to borrow and reborrow from Bank, and Bank hereby agrees to lend and relend to Borrowers, such amounts, not to exceed the “Maximum Amount of Available Credit” (as hereinafter defined) as Borrowers may request at any time based on the amount of work satisfactorily completed, as determined by Bank’s construction inspector, but not more than once each month, upon satisfactory notice to

Bank, the proceeds of which shall be immediately available funds to Borrowers and shall be applied by Borrowers only as provided below.

          The “Maximum Amount of Available Credit” shall be an amount equal to the lesser of (i) seventy-five percent (75%) of the total aggregate appraised value of the Projects as of the date of this Amended and Restated Note, or (ii) the following:

Year 1 (through December 31, 2003):	$12,000,000.00
Year 2 (through December 31, 2004):	$9,500,000.00
Year 3 (through December 31, 2005):	$9,000,000.00
Year 4 (through December 31, 2006):	$5,500,000.00
Year 5 (through December 31, 2007):	$1,000,000.00

          Borrowers covenant that they will apply the proceeds of all disbursements made pursuant to the Loan only for lawful purposes, but not for the purpose of purchasing or carrying any “margin stock” so as to cause Bank to be in violation of Regulation U of the Board of Governors of the Federal Reserve System (“Regulation U”).

          Borrowers may, upon satisfactory notice to Bank, voluntarily prepay this Amended and Restated Note in whole at any time or in part from time to time, without penalty or premium.

          2.     LATE CHARGES. In the event any of the payments of interest called for hereunder are not paid within ten (10) days after notice from Bank, a late charge for default of payment of any installment equal to percent (5%) of the amount of the installment that is late shall be assessed to cover Bank’s extra expense incident to handling delinquent accounts. Borrowers authorize Bank to add such late charge to the principal balance of this Amended and Restated Note, and the same shall be payable in accordance with the terms and conditions of this Amended and Restated Note or any instrument securing the payment of this Amended and Restated Note.

          3.     EVENTS OF DEFAULT. The Loan Agreement specifies various events of default in Section 9 thereof (each, an “Event of Default”) upon the happening of which, and in certain instances after written notice and passage of time, all as described in the Loan Agreement, Bank may, by notice thereof given to Borrowers: (i) declare this Amended and Restated Note to be forthwith due and payable, whereupon the principal amount of this Amended and Restated Note, together with accrued interest thereon, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and (ii) proceed to protect and enforce its rights under this Amended and Restated Note by suit in equity, action at law or any other appropriate proceeding, and Bank shall have, without limitation, all of the rights and remedies of a secured party with respect to the collateral provided by applicable law.

          4.     DEFAULT RATE. It is expressly agreed that during the continuance of an Event of Default, the unpaid balance of principal, accrued interest and all other amounts due hereunder shall, at the option of Bank and without notice, bear interest, during the continuance of such Event of Default, at a rate per annum equal to three percent (3%) in excess of the Prime

Rate, as defined above, or at such lesser rate per annum as shall be the maximum rate legally enforceable (“Default Rate”). In the event of a change in such Prime Rate, the new rate shall become effective on the date such Prime Rate changes. Bank shall notify Borrowers in writing of any change in the Prime Rate through its normal billing process.

          5.     CONDITIONS. Bank’s obligation to lend to Borrowers pursuant to the Loan shall be subject to Bank’s satisfaction, at or before the making of each disbursement, of the following conditions:

                    (a)     Borrowers shall have performed all of its covenants and agreements contained in, and satisfied all of the terms and conditions of, this Amended and Restated Note, the Loan Agreement, and any other Loan Document, and

                    (b)     No Event of Default shall have occurred and be continuing.

          No failure or delay on the part of Bank or any holder of this Amended and Restated Note in exercising any right, power or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Bank, at its option, shall have the right to pay on behalf of Borrowers, fire and extended coverage insurance premiums, if necessary, real estate taxes, assessments, and such other sums attributable to the real estate which are provided in the Loan Documents, and Borrowers agree promptly to repay Bank for any sums so expended, together with interest thereon, to the extent legally enforceable, at a rate equal to the Default Rate.

          6.     SALE OR ENCUMBRANCE OF THE REAL ESTATE. Except for sales of individual parcels upon payment of the release price to Bank as provided herein and in the Loan Agreement, Borrowers agree not to sell or transfer the real estate described in the Loan Documents without the prior written consent of Bank, nor to further encumber or mortgage such real estate without the prior written consent of Bank except as expressly permitted by the Loan Agreement, and in the event of a violation of this provision, Bank may, at its option, declare the entire remaining unpaid balance of the Amended and Restated Note immediately due and payable and institute foreclosure proceedings. A sale or transfer of such real estate means the conveyance of real property or any right, title and interest therein, whether legal or equitable, whether voluntary or involuntary, by outright sale, deed, installment sale contract, land contract, leasehold interest, lease-option contract, or any other method of conveyance of real property interests. An encumbrance or mortgage means the creation of any lien or other encumbrance subordinate to the Loan Documents whether or not such lien or encumbrance is created pursuant to a contract for a deed or a transfer of the rights of occupancy in such real estate.

          Further, in the event the ownership of such real estate, or any part thereof, becomes vested in a person other than Borrowers, Bank may, without notice to Borrowers, deal with such successor or successors in interest with reference to the Amended and Restated Note and Loan Documents in the same manner as Borrowers, and may forbear to sue or may extend the time for payment of the Amended and Restated Note without discharging or in any way affecting the liability of Borrowers for the debt evidenced hereby.

          7.     REPRESENTATIONS AND WARRANTIES. Borrowers hereby represent and warrant that they are aware of no claim, litigation, or proceeding, pending or threatened against it which involves the possibility of any judgment or liability not fully covered by insurance or which may result in a “material adverse change” (i.e., a reduction in net worth of 20% or more) in the condition, financial or otherwise, of Borrowers.

          8.     NO AMENDMENTS. No amendment, modification, termination or waiver of any provision of this Amended and Restated Note or consent to any departure by Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Borrowers in any case shall entitle Borrowers to any other or further notice or demand in similar or other circumstances.

          9.     MISCELLANEOUS. Borrowers shall pay on demand all costs and expenses of Bank (i) in connection with the enforcement or collection of this Amended and Restated Note or the Loan Documents; and (ii) any and all stamp, other taxes and license fees, if any, payable or determined to be payable by Bank in connection with the execution and delivery of this Amended and Restated Note, and the Loan Documents, and Borrowers shall indemnify and save Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

          Any provision of this Amended and Restated Note which is prohibited and unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          This Amended and Restated Note shall be governed by and construed in accordance with the laws of the State of Ohio.

          10.     LIMITATION OF LIABILITY. Notwithstanding anything contained herein to the contrary, the total aggregate maximum liability of J.D. Nichols hereunder or pursuant to the Loan shall not exceed fifty percent (50%) of the outstanding principal balance of this Amended and Restated Note at the time of default, as it exists from time to time, plus the applicable pro-rata share of interest and costs pertaining thereto.

          11.     TRIAL BY JURY. As a specifically bargained inducement for Bank to extend credit to Borrowers, Borrowers hereby expressly waive the right to trial by jury in any lawsuit or proceeding related to this Amended and Restated Note or arising in any way from the indebtedness or transactions involving Bank and Borrowers.

        IN WITNESS WHEREOF, Borrowers have caused this Amended and Restated Note to be executed on the date, month and year first above written.

BORROWERS:

NTS/VIRGINIA DEVELOPMENT COMPANY

/s/ Amy S. Bradbury —————————————————	By: /s/ Neil A. Mitchell ————————————————
Witness

/s/ Rita K. Martin —————————————————	Title: Vice President ———————————————
Witness

NTS/LAKE FOREST II RESIDENTIAL CORPORATION

/s/ Amy S. Bradbury —————————————————	By: /s/ Neil A. Mitchell ————————————————
Witness

/s/ Rita K. Martin —————————————————	Title: Vice President ———————————————
Witness

Borrowers' Address 10171 Linn Station Road Louisville, Kentucky 40223

COMMONWEALTH OF KENTUCKY	)
) SS:
COUNTY OF JEFFERSON	)

The foregoing instrument was acknowledge before me this 16th day of May, 2003, by Neil A. Mitchell , Vice President of NTS/Virginia Development Company, a Virginia corporation, for and on behalf of said corporation.

My Commission expires: April 27, 2006
/s/ Susan M. Howard ———————————————————
NOTARY PUBLIC
[SEAL]

COMMONWEALTH OF KENTUCKY	)
) SS:
COUNTY OF JEFFERSON	)

The foregoing instrument was acknowledged before me this 16th day of May, 2003, by Neil A. Mitchell , Vice President of NTS/Lake Forest II Residential Corporation, a Kentucky corporation, for and on behalf of said corporation.

My Commission expires: April 27, 2006
/s/ Susan M. Howard ———————————————————
NOTARY PUBLIC
[SEAL]